Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place ● Suite 200 ● Wakefield, Massachusetts 01880 ● (781) 557-1300 ● www.fspreit.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Fourth Quarter and Full Year 2025 Results

Wakefield, MA— March 9, 2026—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE American:  FSP), a real estate investment trust (REIT), announced its results for the fourth quarter and the year ended December 31, 2025.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“As previously announced on February 27, 2026, the Company closed a $320 million secured credit facility with an affiliate of TPG Credit.  The Company repaid in full all of its then outstanding approximately $249 million aggregate principal amount of indebtness with borrowings under the facility. The facility has an original stated maturity of February 26, 2029, subject to potential extension of up to one year at the option of the Company, subject to certain conditions. The facility includes up to $45 million of delayed draw term loans, which, subject to certain conditions, will be used to fund tenant improvements, leasing commissions, building improvements and other uses approved by the lender.

FSP continues to maintain its focus on trying to improve leasing and occupancy across our portfolio. Nationally, the overall office sector continues to face headwinds from capital markets volatility and evolving workplace dynamics, but we have recently seen some encouraging signs of stabilization and “return-to-office” trends in many cities across the United States. While overall leasing volume within the FSP portfolio during the year ended December 31, 2025 has been modest, we have seen more signs of improved tenant activity in our markets. National office vacancy rates have finally declined slightly for the first time since early 2019.  Importantly, we are also seeing and competing for a greater number of larger potential lease transactions at our properties.  More prospective tenants are in the market seeking to expand their office space footprints.  The increased demand from these prospective tenants is pushing up against a reduced supply of office space from a lack of new development and inventory removal.

Now that our near-term debt maturity has been addressed and while leasing and property operations are ongoing, we are continuing our review of potential strategic alternatives.  Our Board of Directors and management team remain deeply committed to continuing to explore ways to maximize shareholder value. We believe that successfully addressing our near-term debt maturities has reduced a significant source of near-term uncertainty and avoided putting the Company in a position of having to make forced or suboptimal decisions, thereby enabling us to focus on executing strategic initiatives in what continues to be an uneven office market environment.”

Financial Highlights

●	GAAP net loss was $7.3 million and $45.0 million, or $0.07 and $0.43 per basic and diluted share for the three and twelve months ended December 31, 2025, respectively.
●	Funds From Operations (FFO) was $3.4 million and $11.0 million, or $0.03 and $0.11 per basic and diluted share, for the three and twelve months ended December 31, 2025, respectively.

Leasing Highlights

●	During the year ended December 31, 2025, we leased approximately 413,000 square feet of space of which approximately 320,000 were from renewals and expansions of existing tenants.
●	Our directly-owned real estate portfolio of 14 properties, totaling approximately 4.8 million square feet, was approximately 68.9% leased as of December 31, 2025, compared to approximately 70.3% leased as of December 31, 2024. The decrease in the leased percentage is due to lease expirations exceeding new executed leases during the year ended December 31, 2025.
●	The weighted average GAAP base rent per square foot achieved on leasing activity during the year ended December 31, 2025, was $32.42, or 5.7% higher than average rents in the respective properties for the year ended December 31, 2024. The average lease term on leases signed during the year ended December 31, 2025, was 5.7 years compared to 6.3 years during the year ended December 31, 2024. Overall, the portfolio weighted average rent per occupied square foot was $30.86 as of December 31, 2025, compared to $31.77 as of December 31, 2024.
●	We believe that our continuing portfolio of real estate is well located within their respective markets, primarily in the Sunbelt and Mountain West geographic regions, and consists of high-quality assets with long-term upside leasing potential.

Strategic Review

George J. Carter, Chairman and Chief Executive Officer, commented as follows with respect to the Company’s review of strategic alternatives:

“Our Board of Directors continues to work with our financial advisor, BofA Securities, in connection with a review of strategic alternatives in order to explore ways to maximize shareholder value. To date, we have evaluated a broad range of strategic alternatives, including portfolio-level transactions, individual asset dispositions, joint venture structures, corporate-level transactions, and liquidation scenarios in addition to the refinancing alternatives that resulted in the new secured credit facility with an affiliate of TPG Credit. No assurances can be given regarding the outcome or timetable for completion of the strategic review process.

Management and the Board continue to believe that the intrinsic value of the Company’s real estate portfolio exceeds its current public market valuation. However, the Company’s ability to realize that value is dependent upon transaction and financing liquidity in the relevant capital markets and property submarkets, including for assets of similar quality, occupancy levels, and weighted average lease terms. Based on market evidence, transaction comparables, and discussions with potential counterparties, the Board, in consultation with our professional advisors, determined that, to date, market conditions have not been supportive of transactions at pricing levels that would reasonably reflect the intrinsic value of the Company’s assets. Accordingly, pursuing asset sales or liquidation under such market conditions would likely not maximize value for our shareholders. We believe that current transaction activity in many office markets continues to reflect limited capital availability and highly selective buyer demand rather than the underlying long-term value of institutional quality assets.

Our review of potential strategic alternatives remains ongoing and continues to include evaluation of a broad range of alternatives, including asset sales. We look forward to updating the market as and when appropriate.”

Dividend

The Company is today announcing that the Board of Directors has determined to suspend the payment of quarterly dividends.  The Board did so in part to support the Company’s efforts to reduce operating expenses and to redeploy that capital into leasing efforts intended to enhance the value of our portfolio.

The Company estimates that suspension of the dividend will preserve approximately $4.1 million in cash on an annualized basis. The Board and the Company will reassess, on a quarterly basis, when and if quarterly dividend payments can be reinstated.

Consolidation of Sponsored REIT

As of January 1, 2023, we consolidated the operations of our Monument Circle sponsored REIT into our financial statements and on June 6, 2025, the property held by Monument Circle was sold and Monument Circle and the corporation that had been its sole member were dissolved on December 9, 2025.  Additional information about the consolidation of Monument Circle can be found in Note 2, “Significant Accounting Policies - Variable Interest Entities (VIEs)”, Note 3, “Related Party Transactions and Investments in Non-Consolidated Entities - Management fees and interest income from loans” and Note 10, “Disposition of Properties and Assets Held for Sale”, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for year ended December 31, 2025.

Non-GAAP Financial Information

A reconciliation of Net loss to FFO, Adjusted Funds From Operations (AFFO) and Sequential Same Store NOI and our definitions of FFO, AFFO and Sequential Same Store NOI can be found on Supplementary Schedules H and I.

2025 Net Income (Loss), FFO and Disposition Guidance

At this time, due primarily to economic conditions and uncertainty surrounding the timing and amount of proceeds received from property dispositions, we are continuing suspension of Net Income (Loss), FFO and property disposition guidance.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned and consolidated properties as of December 31, 2025.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.fspreit.com.

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on infill and central business district (CBD) office properties in the U.S. Sunbelt and Mountain West, as well as select opportunistic markets.  FSP is focused on long-term growth and appreciation.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

Earnings Call

A conference call is scheduled for March 10, 2026, at 10:00 a.m. (ET) to discuss the fourth quarter and full year 2025 results. To access the call, please dial 800-715-9871 and use conference ID 5455485. Internationally, the call may be accessed by dialing 646-307-1963 and using conference ID 5455485.  To listen via live audio webcast, please visit the Events & Presentations section in the Investor Relations section of the Company's website (www.fspreit.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements, such as those relating to our review of strategic alternatives, expectations for future potential leasing activity, the payment of dividends in future periods, value creation/enhancement in future periods and expectations for growth and leasing activities in future periods that are based on current judgments and current knowledge of management and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, adverse changes in general economic or local market conditions, including as a result of the long-term effects of the COVID-19 pandemic, wars, terrorist attacks or other acts of violence, which may negatively affect the markets in which we and our tenants operate, impacts of changes in tariffs that the United States and other countries have announced or implemented, as well as any additional new tariffs, trade restrictions or export regulations that may be implemented or reversed in the future, inflation rates, interest rates, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, adverse changes in energy prices, which if sustained, could negatively impact occupancy and rental rates in the markets in which we own properties, including energy-influenced markets such as Dallas, Denver and Houston, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated, such as utility rate and usage increases, increases in the level of general and administrative costs as a percentage of revenues as revenues decrease as a result of property dispositions, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, which may be further updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H
Reconciliation and Definition of Sequential Same Store results to Property Net
Operating Income (NOI) and Net Loss	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Statements of Operations

(Unaudited)

	For the		For the
	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2025	2024	2025	2024

Revenue:
Rental	$26,040	$28,375	$107,162	$120,080
Other	—	—	—	32
Total revenue	26,040	28,375	107,162	120,112

Expenses:
Real estate operating expenses	10,573	11,423	42,040	45,043
Real estate taxes and insurance	3,389	5,541	18,211	22,716
Depreciation and amortization	10,609	10,756	42,609	44,774
General and administrative	2,628	2,815	12,427	13,884
Interest	6,340	5,911	24,718	26,424
Total expenses	33,539	36,446	140,005	152,841

Loss on extinguishment of debt	—	(428)	(12)	(1,042)
Loss on sale of properties and impairment of assets held for sale, net	(2)	(367)	(12,902)	(20,826)
Interest income	230	394	986	2,090
Loss before taxes	(7,271)	(8,472)	(44,771)	(52,507)
Tax expense	52	54	189	216
Net loss	$(7,323)	$(8,526)	$(44,960)	$(52,723)

Weighted average number of shares outstanding, basic and diluted	103,690	103,567	103,640	103,510

Loss per share, basic and diluted:
Net loss per share, basic and diluted	$(0.07)	$(0.08)	$(0.43)	$(0.51)

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,	December 31,
(in thousands, except share and par value amounts)	2025	2024
Assets:
Real estate assets:
Land	$98,883	$105,298
Buildings and improvements	1,091,728	1,096,265
Fixtures and equipment	11,572	11,053
	1,202,183	1,212,616
Less accumulated depreciation	408,461	377,708
Real estate assets, net	793,722	834,908
Acquired real estate leases, less accumulated amortization of $14,648 and $13,613, respectively	2,490	4,205
Cash, cash equivalents and restricted cash	30,571	42,683
Tenant rent receivables	471	1,283
Straight-line rent receivable	38,744	37,727
Prepaid expenses and other assets	4,080	3,114
Office computers and furniture, net of accumulated depreciation of $1,047 and $1,073, respectively	136	70
Deferred leasing commissions, net of accumulated amortization of $14,566 and $14,195, respectively	22,670	22,941
Total assets	$892,884	$946,931

Liabilities and Stockholders’ Equity:
Liabilities:
Term loans payable, less unamortized financing costs of $441 and $2,220, respectively	$125,555	$124,491
Series A & Series B Senior Notes, less unamortized financing costs of $236 and $1,191, respectively	122,686	122,430
Accounts payable and accrued expenses	28,724	34,067
Accrued compensation	2,394	3,097
Tenant security deposits	6,198	6,237
Lease liability	316	707
Acquired unfavorable real estate leases, less accumulated amortization of $56 and $89, respectively	34	45
Total liabilities	285,907	291,074

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 103,690,340 and 103,566,715 shares issued and outstanding, respectively	10	10
Additional paid-in capital	1,335,586	1,335,361
Accumulated distributions in excess of accumulated earnings	(728,619)	(679,514)
Total stockholders’ equity	606,977	655,857
Total liabilities and stockholders’ equity	$892,884	$946,931

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Year Ended
	December 31,
(in thousands)	2025	2024
Cash flows from operating activities:
Net loss	$(44,960)	$(52,723)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	45,330	47,742
Amortization of above and below market leases	—	(17)
Amortization of other comprehensive income into interest expense	—	(355)
Shares issued as compensation	225	270
Loss on extinguishment of debt	12	1,042
Loss on sale of properties and impairment of assets held for sale, net	12,902	20,826
Changes in operating assets and liabilities:
Tenant rent receivables	812	908
Straight-line rents	147	1,970
Lease acquisition costs	(1,171)	(666)
Prepaid expenses and other assets	(593)	355
Accounts payable and accrued expenses	(3,982)	(3,708)
Accrued compensation	(703)	(547)
Tenant security deposits	(39)	33
Payment of deferred leasing commissions	(4,227)	(6,143)
Net cash provided by operating activities	3,753	8,987
Cash flows from investing activities:
Property improvements, fixtures and equipment	(16,415)	(25,213)
Proceeds received from sales of properties	6,109	95,497
Net cash provided by (used in) investing activities	(10,306)	70,284
Cash flows from financing activities:
Distributions to stockholders	(4,145)	(4,140)
Repayments of Bank note payable	—	(22,667)
Repayments of Term loans payable	(716)	(55,622)
Repayments of Series A&B Senior Notes	(698)	(76,379)
Deferred financing costs	—	(5,660)
Net cash used in financing activities	(5,559)	(164,468)
Net decrease in cash, cash equivalents and restricted cash	(12,112)	(85,197)
Cash, cash equivalents and restricted cash, beginning of year	42,683	127,880
Cash, cash equivalents and restricted cash, end of period	$30,571	$42,683

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2026	365,916	7.6%
2027	500,108	10.4%
2028	242,046	5.0%
2029	561,561	11.7%
2030	268,950	5.6%
Thereafter (2)	2,869,082	59.7%
	4,807,663	100.0%

(1)	Percentages are determined based upon total square footage.
(2)	Includes 1,496,641 square feet of vacancies at our owned properties as of December 31, 2025.

(dollars & square feet in 000's)	As of December 31, 2025
			% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Colorado	4	$427,404	53.8%	2,142	44.5%
Texas	7	256,088	32.3%	1,908	39.7%
Minnesota	3	110,230	13.9%	758	15.8%
Total	14	$793,722	100.0%	4,808	100.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

					For the
(in thousands)	For the Three Months Ended				Year Ended
	31-Mar-25	30-Jun-25	30-Sep-25	31-Dec-25	31-Dec-25
Tenant improvements	$2,374	$1,415	$4,469	$2,023	$10,281
Deferred leasing costs	545	1,702	929	1,050	4,226
Non-investment capex	1,258	750	753	1,154	3,915
	$4,177	$3,867	$6,151	$4,227	$18,422

(in thousands)	For the Three Months Ended				Year Ended
	31-Mar-24	30-Jun-24	30-Sep-24	31-Dec-24	31-Dec-24
Tenant improvements	$2,619	$2,558	$4,444	$4,173	$13,794
Deferred leasing costs	2,237	511	421	2,974	6,143
Non-investment capex	1,019	1,480	1,658	2,568	6,725
	$5,875	$4,549	$6,523	$9,715	$26,662

Square foot & leased percentages	December 31,	December 31,
	2025	2024
Owned Properties:
Number of properties	14	14
Square feet	4,807,663	4,806,253
Leased percentage	68.9%	70.3%

Consolidated Property - Single Asset REIT (SAR):
Number of properties	—	1
Square feet	—	213,760
Leased percentage	—	4.1%

Total Owned and Consolidated Properties:
Number of properties	14	15
Square feet	4,807,663	5,020,013
Leased percentage	68.9%	67.5%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					Third		Fourth
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	30-Sep-25	Leased (2)	31-Dec-25	Leased (2)
						Jan-00
1	PARK TEN	Houston, TX	157,609	86.8%	91.6%	86.8%	86.8%
2	PARK TEN PHASE II	Houston, TX	156,746	76.3%	75.7%	76.3%	76.3%
3	GREENWOOD PLAZA	Englewood, CO	196,236	65.0%	65.0%	65.0%	65.0%
4	ADDISON	Addison, TX	289,333	67.7%	67.7%	67.7%	67.7%
5	LIBERTY PLAZA	Addison, TX	217,841	65.4%	66.5%	66.9%	66.4%
6	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
7	121 SOUTH EIGHTH ST	Minneapolis, MN	297,744	78.5%	77.9%	80.4%	79.1%
8	801 MARQUETTE AVE	Minneapolis, MN	129,691	91.8%	91.8%	91.8%	91.8%
9	LEGACY TENNYSON CTR	Plano, TX	209,562	60.9%	60.9%	60.9%	60.9%
10	WESTCHASE I & II	Houston, TX	629,025	66.2%	65.7%	66.2%	66.2%
11	1999 BROADWAY	Denver, CO	682,639	50.2%	50.4%	50.7%	50.3%
12	1001 17TH STREET	Denver, CO	650,607	75.1%	75.1%	76.4%	75.6%
13	PLAZA SEVEN	Minneapolis, MN	330,096	51.0%	51.0%	51.0%	51.0%
14	600 17TH STREET	Denver, CO	612,135	72.5%	72.5%	69.1%	69.4%
	OWNED PORTFOLIO		4,807,663	68.9%	69.0%	68.9%	68.6%

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the three months during the quarter.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on total square feet:

As of December 31, 2025

			% of
	Tenant	Sq Ft	Portfolio
1	CITGO Petroleum Corporation	248,399	5.2%
2	EOG Resources, Inc.	169,167	3.5%
3	US Government	168,573	3.5%
4	Kaiser Foundation Health Plan, Inc.	120,979	2.5%
5	Deluxe Corporation	98,922	2.0%
6	Ping Identity Corp.	89,856	1.9%
7	Olin Corporation	81,480	1.7%
8	Permian Resources Operating, LLC	67,856	1.4%
9	Hall and Evans LLC	65,878	1.4%
10	Cyxtera Management, Inc.	61,826	1.3%
11	Precision Drilling (US) Corporation	59,569	1.2%
12	PwC US Group	54,334	1.1%
13	Coresite, LLC	49,518	1.0%
14	Schwegman, Lundberg & Woessner, P.A.	46,269	1.0%
15	Ark-La-Tex Financial Services, LLC.	41,011	0.9%
16	Invenergy, LLC.	35,088	0.7%
17	Chevron U.S.A., Inc.	35,088	0.7%
18	Moss, Luse & Womble, LLC	34,071	0.7%
19	QB Energy Operating, LLC.	34,063	0.7%
20	International Business Machines Corporation	31,564	0.7%
	Total	1,593,511	33.1%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net loss to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT) FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net loss to FFO and AFFO:	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share amounts)	2025	2024	2025	2024

Net loss	$(7,323)	$(8,526)	$(44,960)	$(52,723)
Loss on sale of properties and impairment of asset held for sale, net	2	367	12,902	20,826
Depreciation & amortization	10,609	10,755	42,609	44,757
NAREIT FFO	3,288	2,596	10,551	12,860
Lease Acquisition costs	153	111	456	426
Funds From Operations (FFO)	$3,441	$2,707	$11,007	$13,286

Funds From Operations (FFO)	$3,441	$2,707	$11,007	$13,286
Loss on extinguishment of debt	—	428	12	1,042
Amortization of deferred financing costs	677	703	2,722	2,968
Shares issued as compensation	—	—	225	270
Straight-line rent	188	720	147	1,969
Tenant improvements	(2,023)	(4,173)	(10,281)	(13,794)
Leasing commissions	(1,050)	(2,974)	(4,226)	(6,143)
Non-investment capex	(1,154)	(2,568)	(3,915)	(6,725)
Adjusted Funds From Operations (AFFO)	$79	$(5,157)	$(4,309)	$(7,127)

Per Share Data
EPS	$(0.07)	$(0.08)	$(0.43)	$(0.51)
FFO	$0.03	$0.03	$0.11	$0.13
AFFO	$0.00	$(0.05)	$(0.04)	$(0.07)

Weighted average shares (basic and diluted)	103,690	103,567	103,640	103,510

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on mortgage loans, properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT, may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO, (2) excluding loss on extinguishment of debt that is non-cash, (3) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (4) excluding the effect of straight-line rent, (5) plus the amortization of deferred financing costs, (6) plus the value of shares issued as compensation and (7) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Reconciliation and Definition of Sequential Same Store results to property Net Operating Income (NOI) and Net Income

Net Operating Income (“NOI”)

The Company provides property performance based on Net Operating Income, which we refer to as NOI.  Management believes that investors are interested in this information.  NOI is a non-GAAP financial measure that the Company defines as net income or loss (the most directly comparable GAAP financial measure) plus general and administrative expenses, depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, interest expense, less equity in earnings of nonconsolidated REITs, interest income, management fee income, hedge ineffectiveness, gains or losses on extinguishment of debt, gains or losses on the sale of assets and excludes non-property specific income and expenses.  The information presented includes footnotes and the data is shown by region with properties owned in the periods presented, which we call Sequential Same Store.  The comparative Sequential Same Store results include properties held for all periods presented.  We exclude properties that have been placed in service, but that do not have operating activity for all periods presented, dispositions and significant nonrecurring income such as bankruptcy settlements and lease termination fees.  NOI, as defined by the Company, may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income or loss as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.  The calculations of NOI and Sequential Same Store are shown in the following table:

	Rentable
	Square Feet	Three Months Ended	Three Months Ended	Inc	%
(in thousands)	or RSF	31-Dec-25	30-Sep-25	(Dec)	Change
Region
MidWest	758	1,320	1,489	(169)	(11.3)%
South	1,908	4,740	4,144	596	14.4%
West	2,142	5,683	5,450	233	4.3%
Property NOI* from Owned Properties	4,808	11,743	11,083	660	6.0%
Disposition and Acquisition Properties (a)	-	61	9	52	0.4%
NOI*	4,808	$11,804	$11,092	$712	6.4%

Sequential Same Store		$11,743	$11,083	$660	6.0%

Less Nonrecurring
Items in NOI* (b)		194	52	142	(1.3)%

Comparative
Sequential Same Store		$11,549	$11,031	$518	4.7%

Reconciliation to	Three Months Ended	Three Months Ended
Net loss	31-Dec-25	30-Sep-25
Net loss	$(7,323)	$(8,326)
Add (deduct):
Loss on extinguishment of debt	—	7
(Gain) loss on sale of properties and impairment of assets held for sale, net	2	—
Management fee income	(363)	(345)
Depreciation and amortization	10,609	10,550
Amortization of above/below market leases	—	—
General and administrative	2,628	3,034
Interest expense	6,340	6,348
Interest income	(230)	(249)
Non-property specific items, net	141	73

NOI*	$11,804	$11,092

(a)	We define Disposition and Acquisition Properties as properties that were sold acquired or consolidated and do not have operating activity for all periods presented.
(b)	Nonrecurring Items in NOI include proceeds from bankruptcies, lease termination fees or other significant nonrecurring income or expenses, which may affect comparability.

*Excludes NOI from investments in and interest income from secured loans to non-consolidated REITs.